UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 6-K

REPORT OF FOREIGN PRIVATE ISSUER PURSUANT TO RULE 13a-16 OR 15d-16 UNDER THE SECURITIES EXCHANGE ACT OF 1934

For the month of May, 2018

Commission File Number 000-29338

CORREVIO PHARMA CORP.
(Translation of registrant's name into English)
1441 Creekside Drive, 6th Floor Vancouver, British Columbia, Canada V6J 4S7
(Address of principal executive offices)

Indicate by check mark whether the registrant files or will file annual reports under cover of Form 20-F or Form 40-F:

Form 20-F     X      Form 40-F

Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(1):

            Indicate by check mark if the registrant is submitting the Form 6-K in paper as permitted by Regulation S-T Rule 101(b)(7):

EXPLANATORY NOTE

This Form 6-K is furnished by Correvio Pharma Corp. (“Correvio”) to the U.S. Securities and Exchange Commission (the “SEC”) using the EDGAR format type 8-K12G3 as notice that Correvio is the successor issuer to Cardiome Pharma Corp. (“Cardiome”) under Rule 12g-3(a) under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Effective May 15, 2018, Cardiome and Correvio completed a court-approved statutory plan of arrangement (the “Arrangement”) under the Canada Business Corporations Act. Under the Arrangement each holder of common shares of Cardiome received one common share of Correvio.

Prior to the Arrangement, the Cardiome common shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Arrangement, the common shares of Correvio were deemed registered under Section 12(b) of the Exchange Act, with Correvio deemed to be a successor issuer to Cardiome pursuant to Rule 12g-3(a) under the Exchange Act. All securities issued in connection with the Arrangement were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) thereof.

As a result, future filings with the SEC will be made by Correvio (and no longer by Cardiome).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CORREVIO PHARMA CORP.

By:	/s/ Justin Renz
Name:	Justin Renz
Title:	Chief Financial Officer

Date: May 15, 2018